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Exhibit 3.2

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
MERCURY MAN HOLDINGS CORPORATION

        MERCURY MAN HOLDINGS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        FIRST:    That, by written consent of the Board of Directors of said corporation as of November 18, 2004, resolutions were duly adopted setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing its officers to submit said amendment to the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendment are as follows:

          WHEREAS, it is deemed to be advisable and in the best interest of the Corporation and its stockholders that the Corporation's Amended and Restated Certificate of Incorporation be amended to change the name of the Corporation to FTD Group, Inc.;

          NOW, THEREFORE, BE IT RESOLVED, that Article 1 of the Corporation's Amended and Restated Certificate of Incorporation be amended to read as follows:

          "1.   The name of the corporation is FTD Group, Inc."

          RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, on behalf of the Corporation, to submit the foregoing amendment to the stockholders of the Corporation for consideration thereof; and

          RESOLVED FURTHER, that, following approval of the foregoing amendment by the stockholders of the Corporation, the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, on behalf of the Corporation, to prepare or cause to be prepared and to execute a Certificate of Amendment of the Corporation's Amended and Restated Certificate of Incorporation, to file or cause to be filed said Certificate of Amendment with the Delaware Secretary of State, and to execute such other documents and take such other actions as such officer or officers shall deem necessary, appropriate or advisable in order to carry out the intent and purposes of the foregoing resolutions.

        SECOND:    That, thereafter, by written consent of the holder of the majority of the issued and outstanding shares of common stock of said corporation, the necessary number of shares required by statute were voted in favor of the amendment.

        THIRD:    That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, MERCURY MAN HOLDINGS CORPORATION has caused this certificate to be signed by John M. Baumer, its Secretary, this 18th day of November, 2004.

MERCURY MAN HOLDINGS CORPORATION

By:

Name:	John M. Baumer
Title:	Secretary

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  Exhibit 3.2